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                                  EXHIBIT 23.2

                   CONSENT OF NICHOLS, CAULEY & ASSOCIATES LLC

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

The Board of Directors
Capital City Bank Group, Inc.:

We consent to the use of our report dated January 9, 2004, with respect to the balance sheets of Farmers and Merchants Bank as of December 31, 2003 and 2002, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended, which report appears in the Registration Statement on Form S-4 of Capital City Bank Group, Inc., incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                               NICHOLS, CAULEY & ASSOCIATES, LLC

Dublin, Georgia
August 24, 2004